UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     On September 23, 1993 the Boards of Directors of both Primerica and The Travelers announced a definitive agreement for Primerica to purchase the remaining approximately 73% of Travelers' Common Stock, $1.25 par value per share ("Travelers Common Stock"), it does not already own. Pursuant to that agreement, The Travelers will merge with and into Primerica, subject to certain conditions (the "Merger"). The Merger involves an exchange of .80423 shares of Primerica's Common Stock, $.01 par value per share, for each share of Travelers Common Stock. In addition, each share of outstanding $4.53 Series A ESOP Convertible Preference Stock, without par value, of The Travelers and 9.25% Series B Preference Stock, without par value, of The Travelers, other than, in each case, shares held by shareholders who properly exercise dissenters' rights under Connecticut law and other than shares held by Primerica or The Travelers, will be converted into one share of $4.53 ESOP Convertible Preferred Stock, Series C, of Primerica and 9.25% Preferred Stock, Series D, of Primerica, respectively, which will have substantially the same rights and privileges as the shares so converted. The purchase price used in the accompanying pro forma condensed consolidated financial statements of approximately $4.1 billion is based upon the exchange ratio applied to the quoted market price of Primerica's Common Stock on September 22, 1993 and multiplied by the number of outstanding shares of Travelers Common Stock at September 30, 1993, not already owned by Primerica and its subsidiaries, plus the premium over book value at September 22, 1993 related to the two issues of Preference Stock being exchanged in the Merger.

     The following unaudited pro forma condensed consolidated statements of income of Primerica for the nine months ended September 30, 1993 and year ended December 31, 1992, present consolidated operating results for Primerica as if Primerica's planned acquisition of approximately 73% of the Common Stock of The Travelers not previously owned by Primerica had occurred as of January 1, 1992. The accompanying unaudited pro forma condensed consolidated statement of financial position as of September 30, 1993 gives effect to the 73% acquisition as if it had occurred as of September 30, 1993. The unaudited pro forma consolidated financial data do not purport to represent what Primerica's financial position or results of operations actually would have been had the acquisition in fact occurred on the dates indicated, or to project Primerica's financial position or results of operations for any future date or period. The pro forma adjustments are based upon available information and certain assumptions that Primerica currently believes are reasonable in the circumstances. The unaudited pro forma consolidated financial information should be read in conjunction with the accompanying notes thereto; the separate historical financial statements of Primerica as of and for the nine months ended September 30, 1993, and for the year ended December 31, 1992 which are contained in Primerica's Form 10-Q for the quarterly period ended September 30, 1993 and in its Annual Report on Form 10-K for the fiscal year ended December 31, 1992, respectively; and the unaudited pro forma financial information as of and for the nine months ended September 30, 1993, and for the year ended December 31, 1992, which reflect Primerica's acquisition of the domestic retail brokerage and asset management businesses of Shearson Lehman Brothers Holdings Inc. and acquisition of approximately 27% of the Common Stock of The Travelers, and which are contained in Exhibit 99.01 to Primerica's Form 10-Q for the quarterly period ended September 30, 1993 and in Annex B to Item 5 of Primerica's Report on Form 8-K dated April 28, 1993, respectively.

     The pro forma adjustments and combined amounts are provided for informational purposes only, and if the acquisition is consummated, Primerica's financial statements will reflect the effects of the acquisition only from the date such acquisition occurs. The pro forma adjustments are applied to the historical consolidated financial statements of Primerica and The Travelers to account for the acquisition as a purchase. Under purchase accounting, the total purchase cost will be allocated to The Travelers' assets and liabilities based on their relative fair values. Allocations are subject to valuations as of the date of the acquisition based on appraisals and other studies, which are not yet completed. Accordingly, the final allocations will be different from the amounts reflected herein. Although the final allocation will differ, the pro forma condensed financial information reflects management's best estimate based on currently available information.

                     PRIMERICA CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                             OF FINANCIAL POSITION
                            AS OF SEPTEMBER 30, 1993
                            (IN MILLIONS OF DOLLARS)

                                                                       RECLASSIFICATION
                                                                            AND        PRO FORMA
                                                            TRAVELERS   ELIMINATION   ADJUSTMENTS
                                                 PRIMERICA  HISTORICAL OF HISTORICAL  RELATING TO  PRO FORMA
                                                 HISTORICAL  (100%)     AMOUNTS(A)    THE MERGER   PRIMERICA
                                                 ---------  ---------  -------------  -----------  ----------
ASSETS
Cash and cash equivalents......................  $ 1,919.4  $ 1,184.3                              $   3,103.7
Investments:
  Fixed maturities:
      Available for sale.......................    2,534.4                                             2,534.4
      Held for investment......................       59.4   15,439.5    $   114.5     $   929.0(C)   16,542.4
      Trading portfolio securities.............               8,877.6                                  8,877.6
  Equity securities, at market.................      216.0      311.5                                    527.5
  Mortgage loans...............................      310.7    7,853.3       (118.3)       (128.3)(C)   7,917.4
  Investment real estate, net of accumulated
      depreciation.............................               1,123.1                     (774.8)(B)
                                                                                          (348.3)(C)
  Real estate held for sale, net of accumulated
      depreciation.............................               1,362.4        (73.9)        774.8(B)    2,063.3
  Policy loans.................................      159.8    1,214.8                                  1,374.6
  Short-term and other.........................      877.1    1,921.2          9.3          45.9(C)    2,853.5
                                                 ---------  ---------  -------------  -----------  ----------
        Total investments......................    4,157.4   38,103.4        (68.4)        498.3      42,690.7
                                                 ---------  ---------  -------------  -----------  ----------
Net consumer finance receivables...............    5,926.3                                             5,926.3
Trading securities owned, at market value......    6,607.1                                             6,607.1
Securities borrowed or purchased under
  agreements to resell.........................   12,703.9                                            12,703.9
Brokerage receivables..........................    8,299.7                                             8,299.7
Value of insurance in force and deferred policy
  acquisition costs............................    1,390.6      824.9       (140.1)        (40.3)(C)   2,035.1
Cost of acquired businesses in excess of net
  assets.......................................    1,294.0       92.1        (13.4)      1,064.9(C)    2,437.6
Investment in The Travelers Corporation........      891.6                  (891.6)
Separate and variable accounts.................               6,235.8                                  6,235.8
Other assets...................................    4,070.6   10,632.0       (106.7)         (6.7)(C)  14,456.0
                                                                                          (133.2)(D)
                                                 ---------  ---------  -------------  -----------   ----------
        Total assets...........................  $47,260.6  $57,072.5    $(1,220.2)    $ 1,383.0    $104,495.9
                                                 ---------  ---------  -------------  -----------   ----------
                                                 ---------  ---------  -------------  -----------   ----------
LIABILITIES
Investment banking and brokerage borrowings....  $ 2,633.1                                         $   2,633.1
Short-term borrowings..........................    1,840.8                                             1,840.8
Long-term debt.................................    6,246.4  $   947.8    $    12.2     $    60.4(C)    7,266.8
Trading securities sold not yet purchased, at
  market value.................................    3,868.7                                             3,868.7
Securities loaned or sold under agreements to
  repurchase...................................   12,540.7                                            12,540.7
Contractholder funds...........................              18,295.7         37.9         305.8(C)   18,639.4
Insurance policy and claims reserves...........    3,109.2   23,020.4         (1.9)        451.5(C)   26,579.2
Brokerage payables.............................    5,896.8                                             5,896.8
Separate and variable accounts.................               6,134.3         11.8          50.7(C)    6,196.8
Accounts payable and other liabilities.........    5,678.0    3,331.7         33.0          42.8(C)    8,952.3
                                                                                          (133.2)(D)
                                                 ---------  ---------  -------------  -----------  ----------
        Total liabilities......................   41,813.7   51,729.9         93.0         778.0      94,414.6
                                                 ---------  ---------  -------------  -----------  ----------
Travelers ESOP preference stock--series A......                 234.9                                    234.9
Guaranteed ESOP obligation.....................                (124.9)                                  (124.9)
                                                            ---------                              ----------
                                                                110.0                                    110.0
                                                            ---------                              ----------
STOCKHOLDERS' EQUITY
Primerica preferred stock--series A............      300.0                                               300.0
Primerica 5.5 % convertible preferred
  stock--series B..............................      125.0                                               125.0
Travelers preference stock--series B...........                 375.0                                    375.0
Common stock...................................        2.6      183.3                     (182.3)(E)       3.6
Additional paid-in capital.....................    2,613.3    1,441.6       (421.6)        605.0(C)    7,052.0
                                                                            (891.6)      3,705.3(E)
Retained earnings..............................    2,897.4    2,898.9                   (2,898.9)(E)   2,897.4
Treasury stock, at cost........................     (457.4)     (29.5)                      29.5(E)     (730.1)
                                                                                          (272.7)(E)
Unearned compensation--restricted stock........      (90.5)     (17.6)                                  (108.1)
Other..........................................       56.5      380.9                     (380.9)(E)      56.5
                                                 ---------  ---------  -------------  -----------  ----------
        Total stockholders' equity.............    5,446.9    5,232.6     (1,313.2)        605.0       9,971.3
                                                 ---------  ---------  -------------  -----------  ----------
        Total liabilities and stockholders'
          equity...............................  $47,260.6  $57,072.5    $(1,220.2)    $ 1,383.0    $104,495.9
                                                 ---------  ---------  -------------  -----------  ----------
                                                 ---------  ---------  -------------  -----------  ----------

                             See Accompanying Notes

                         PRIMERICA CORPORATION AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL
                                      POSITION
                              (IN MILLIONS OF DOLLARS)

(A)        Adjustments to eliminate Primerica's existing 27% interest in The Travelers, reported on the equity basis of accounting, and to reclassify the statement of financial position to reflect consolidation accounting, including an adjustment to reflect the reduction in stockholders' equity resulting from the excess of historical book value over the purchase price of the 27% investment, amounting to $421.6.

(B)        Pro forma adjustment to reclassify The Travelers' investment real estate to real estate held for sale.

           The accompanying historical financial statements of The Travelers reflect its present strategy with respect to its portfolio of real estate assets. Primerica has tentatively planned that, upon gaining control through the Merger, substantially all investment real estate will be disposed of by sale or otherwise over a two to three year period. The values allocated in Note C below reflect Primerica's estimate of amounts to be realized on that basis.

           No valuation adjustment has been reflected in the accompanying pro forma financial statements for real estate presently carried by The Travelers in the held for sale category. The experience developed with 1993 sales activity indicates that losses on real estate presently characterized as held for sale have increased for certain individual properties.
           Therefore, The Travelers will be recording an incremental loss provision in the fourth quarter of 1993 of $165 before federal income tax benefit. The effect of reflecting this additional loss in the allocation of the purchase price would be to increase goodwill amortization to expense by approximately $2.0 on an annual basis.

           In the accompanying pro forma financial statements, mortgage loans are generally assumed to be held for investment and are valued based upon current market yields taking into account the estimated current risk status of the loans (see
           Note C below). An alternative strategy being considered by Primerica may involve the disposition of a substantial portion of such loans and reinvestment of the proceeds in other types of investments. In that case, the values realized from sale of the mortgage loans could be less than the values assigned in the accompanying purchase accounting allocation. While assessment of this strategy is still in progress, preliminary analysis indicates that the additional reduction in value which would result, if this strategy were adopted, could approximate $300. This would result in incremental goodwill amortization to expense of approximately $4.5 on an annual basis.

(C)        Pro forma adjustments resulting from allocation of purchase price based on relative fair values of underlying net assets acquired. The amounts and assumptions relating to the principal adjustments are as follows:
Assets

                                                                                                         DEBIT
                                                                                                       (CREDIT)
                                                                                                     -------------
Premium allocated to investments in fixed maturities held for investment based on fair value of
  the securities.....................................................................................   $     929.0

Discount allocated to investments in mortgage loans based on fair value using estimated current market yields reflecting the credit risk and term of each loan, with a weighted average yield
  of 9.87%...........................................................................................   $    (128.3)

Adjustment of carrying amount of investment real estate to estimated selling prices based upon application of capitalization rates (primarily 10% to 12%), comparisons to specific market
  sales and discounted cash flow analyses............................................................   $    (348.3)

Premium allocated to investment partnerships based on fair value of underlying investments...........   $      45.9

Actuarially determined present value of projected future profits, discounted at interest rates ranging from 14% to 18%, from life and accident and health insurance business acquired, net of
  elimination of deferred acquisition costs related to such business, at book value..................   $     (40.3)

Excess purchase price over fair value of net assets acquired of $1,132.4, net of 73% of carrying
  amount of Travelers recorded goodwill..............................................................   $   1,064.9


                         PRIMERICA CORPORATION AND SUBSIDIARIES
     NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL
                                  POSITION (CONTINUED)
                                (IN MILLIONS OF DOLLARS)



Liabilities
  Premium allocated to long-term debt based on current interest rates..............................   $     (60.4)

  Premium allocated to investment contracts with fixed maturities, participating group pension contracts and annuities in the payout phase with minimal or no mortality risk included in contractholder funds, determined by discounting expected cash flows at interest rates
     reflecting current pricing. Interest rates used in the valuations range from 2.5% to 6.5%.....   $    (305.8)

  Premium allocated to annuities in the payout phase and life and accident and health business included in insurance policy and claims reserves, reflecting current pricing as well as mortality and morbidity assumptions consistent with current actuarial tables. Interest rates
     used in the valuations range from 2.5% to 6.5%................................................   $    (451.5)

  Premium allocated to separate and variable accounts representing guaranteed payments.............   $     (50.7)

  Other Liabilities


  Excess of existing operating lease obligations over fair value of such
    obligations, based on current market rental rates.....................................  $   (153.3)

  Amount allocated to liabilities for estimated cost of restructuring businesses
    acquired..............................................................................      (110.0)

  Actuarially determined amount allocated to pension, postretirement and
    postemployment benefit obligations....................................................      (181.1)

  Net deferred tax benefit resulting from allocation of purchase price....................       247.7

  Elimination of deferred revenue items...................................................       148.7

  Other...................................................................................         5.2

    Total Other Liabilities...............................................................               $     (42.8)


(D)        Pro forma adjustment to eliminate The Travelers' investment in Gulf Insurance Company and subsidiaries (subsidiaries of
           Primerica) and the related minority interest.

(E)        Represents the following pro forma adjustments:

           Adjustments to account for the issuance of approximately 86 million shares of Primerica Common Stock in connection with
           Primerica's planned acquisition of the approximately 73% of Travelers Common Stock not previously owned and approximately 10 million shares issued to subsidiaries of Primerica in exchange for The Travelers' shares held by the subsidiaries. The Primerica Common Stock to be issued to subsidiaries is reported in the accompanying pro forma statement of financial position as treasury stock at the carrying amount at September 30, 1993 of the subsidiaries'
           investment in The Travelers of $272.7.

           Adjustments to eliminate The Travelers' historical common equity.

                              PRIMERICA CORPORATION AND SUBSIDIARIES
                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1993
                      (IN MILLIONS OF DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                     RECLASSIFICATION
                                             PRO FORMA                    AND         PRO FORMA
                                             PRIMERICA   TRAVELERS    ELIMINATION    ADJUSTMENTS    PRO FORMA
                                              BEFORE     HISTORICAL  OF HISTORICAL   RELATING TO    PRIMERICA
                                            TRANSACTION    (100%)      AMOUNTS(1)     THE MERGER    COMBINED
                                            -----------  ----------  --------------  ------------  -----------

REVENUES
Insurance premiums........................   $ 1,101.4   $  4,981.8                                $    6,083.2
Net investment income.....................       630.7      1,956.5    $    (46.9)    $   (137.0)(2)    2,403.3
Realized investment gains.................                    246.5         (20.4)          (5.0)(3)      221.1
Finance related interest and
  other charges...........................       706.7                                                    706.7
Commissions and fees......................     2,228.5                                                  2,228.5
Principal transactions....................       669.5                                                    669.5
Equity in income of
  The Travelers Corporation...............       128.0                     (128.0)
Other income..............................       969.0        669.5          (0.9)          (2.7)(2)    1,624.8
                                                                                           (10.1)(3)
                                            -----------  ----------  --------------  ------------  -----------
       Total revenues.....................     6,433.8      7,854.3        (196.2)        (154.8)      13,937.1
                                            -----------  ----------  --------------  ------------  -----------
EXPENSES
Policyholder benefits and claims..........       617.6      5,295.3        (109.5)         (16.6)(2)    5,786.8
Interest credited to contractholders......                    913.9         (20.7)         (56.2)(2)      837.0
Insurance underwriting, acquisition and
  operating.................................     380.8        393.2         (12.4)         (19.0)(2)      742.6
Non-insurance compensation and benefits...     2,401.6                                                  2,401.6
Interest..................................       554.5         93.1          (0.9)          (6.5)(2)      640.2
Provision for credit losses...............        94.9                                                     94.9
Other operating...........................     1,069.6        950.8         (24.9)          (5.9)(2)    2,010.1
                                                                                            21.2(2)
                                                                                            (0.7)(3)
                                            -----------  ----------  --------------  ------------  -----------
       Total expenses.....................     5,119.0      7,646.3        (168.4)         (83.7)      12,513.2
                                            -----------  ----------  --------------  ------------  -----------
Gain on sale of subsidiaries and
  affiliates..............................        12.8                                                     12.8
                                            -----------  ----------  --------------  ------------  -----------
Income (loss) before income taxes,
  minority interest and cumulative effect
  of changes in accounting principles.....     1,327.6        208.0         (27.8)         (71.1)       1,436.7
Provision for income taxes................       507.7        (43.7)         (3.1)         (14.3)(4)      446.6
                                            -----------  ----------  --------------  ------------  -----------
Income (loss) before minority interest and
  cumulative effect of changes in
  accounting principles...................       819.9        251.7         (24.7)         (56.8)         990.1
Minority interest, net of income taxes....       (18.9)                                     18.9(3)
                                            -----------  ----------  --------------  ------------  -----------
Income (loss) before cumulative effect of
  changes in accounting principles........   $   801.0   $    251.7    $    (24.7)    $    (37.9)  $      990.1
                                            -----------  ----------  --------------  ------------  -----------
                                            -----------  ----------  --------------  ------------  -----------
INCOME PER SHARE OF COMMON STOCK AND
  COMMON STOCK EQUIVALENTS
Before cumulative effect of changes in
  accounting principles...................   $    3.25                                             $        2.85(5)
                                            -----------                                              -----------
                                            -----------                                              -----------
Weighted average common shares outstanding
  and common stock equivalents (in
  millions)...............................       239.4                                                    325.3(5)
                                            -----------                                             -----------
                                            -----------                                             -----------

                             See Accompanying Notes

                             PRIMERICA CORPORATION AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                              FOR THE YEAR ENDED DECEMBER 31, 1992
                     (IN MILLIONS OF DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)

                                              PRO FORMA                                  PRO FORMA
                                              PRIMERICA    TRAVELERS   RECLASSIFICATION ADJUSTMENTS    PRO FORMA
                                               BEFORE     HISTORICAL         AND        RELATING TO    PRIMERICA
                                             TRANSACTION    (100%)     ELIMINATION(1)    THE MERGER    COMBINED
                                             -----------  -----------  ---------------  ------------  -----------

REVENUES
Insurance premiums.........................   $ 1,693.5   $   6,688.0                                 $   8,381.5
Net investment income......................       826.2       2,799.0     $   (67.8)     $   (215.6)(2)   3,341.8
Realized investment losses.................                    (635.0)                                     (635.0)
Finance related interest and other
  charges..................................       952.7                                                     952.7
Commissions and fees.......................     2,407.1                                                   2,407.1
Principal transactions.....................       860.9                                                     860.9
Equity in income of The Travelers
  Corporation..............................      (202.6)                      202.6
Other income...............................     1,155.9         823.0          (1.3)           (4.5)(2)   1,973.1
                                             -----------  -----------  ---------------  ------------  -----------
       Total revenues......................     7,693.7       9,675.0         133.5          (220.1)     17,282.1
                                             -----------  -----------  ---------------  ------------  -----------
EXPENSES
Policyholder benefits and claims...........       906.8       7,147.0           0.1           (22.7)(2)   8,031.2
Interest credited to
  contractholders..........................                   1,456.0         (26.9)         (114.6)(2)   1,314.5
Insurance underwriting, acquisition and
  operating................................       673.7         558.0         (16.6)            0.5(2)    1,215.6
Non-insurance compensation and benefits....     2,782.2                                                   2,782.2
Interest...................................       824.7         149.8          (1.2)           (8.6)(2)     964.7
Provision for credit losses................       165.3                                                     165.3
Other operating............................     1,386.1       1,718.2         (39.0)           (7.8)(2)   3,085.8
                                                                                               28.3(2)
                                             -----------  -----------  ---------------  ------------  -----------
       Total expenses......................     6,738.8      11,029.0         (83.6)         (124.9)     17,559.3
                                             -----------  -----------  ---------------  ------------  -----------
Gain on sale of subsidiaries and
  affiliates...............................       187.6                                                     187.6
                                             -----------  -----------  ---------------  ------------  -----------
Income (loss) before income taxes, minority
  interest and cumulative effect of changes
  in accounting principles.................     1,142.5      (1,354.0)        217.1           (95.2)        (89.6)
Provision for income taxes.................       415.3        (526.0)         83.7           (24.0)(4)     (51.0)
                                             -----------  -----------  ---------------  ------------  -----------
Income (loss) before minority interest and
  cumulative effect of changes in
  accounting principles....................       727.2        (828.0)        133.4           (71.2)        (38.6)
Minority interest, net of income
  taxes....................................       (19.8)                                       19.8(3)
                                             -----------  -----------  ---------------  ------------  -----------
Income (loss) before cumulative effect of
  changes in accounting
  principles...............................   $   707.4   $    (828.0)    $   133.4      $    (51.4)  $     (38.6)
                                             -----------  -----------  ---------------  ------------  -----------
                                             -----------  -----------  ---------------  ------------  -----------
INCOME PER SHARE OF COMMON STOCK AND COMMON
  STOCK EQUIVALENTS
Before cumulative effect of changes in
  accounting principles....................   $    2.83                                               $     (0.38)(5)
                                             -----------                                              -----------
                                             -----------                                              -----------
Weighted average common shares outstanding
  and common stock equivalents (in
  millions)................................       238.3                                                     315.9(5)
                                             -----------                                              -----------
                                             -----------                                              -----------

                             See Accompanying Notes

                     PRIMERICA CORPORATION AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                            (IN MILLIONS OF DOLLARS)

PRO FORMA ADJUSTMENTS RELATING TO THE PLANNED ACQUISITION OF THE APPROXIMATELY 73% OF TRAVELERS COMMON STOCK NOT PREVIOUSLY OWNED BY PRIMERICA.

(1) Adjustments to eliminate Primerica's existing 27% interest in the historical earnings of The Travelers, reported on the equity basis of accounting, and to reclassify the statement of income to reflect consolidation accounting.

(2) Principal adjustments resulting from the allocation of purchase price based on relative fair value of underlying net assets, as follows: amortization of premium or discount allocated to investments on a level yield basis over the life of the investments ($137.0 in 1993; $215.6 in 1992); amortization of the present value of projected future profits of life and accident and health business over the estimated contract periods, using current interest crediting rates ranging from 5% to 6.5% to accrete interest, net of elimination of amortization of deferred acquisition costs related to such business ($(19.0) in 1993; $0.5 in 1992); amortization of the premium associated with contractholder funds on a level yield basis or in relation to amortization of the premium or discount allocated to the assets supporting the liabilities ($56.2 in 1993; $114.6 in 1992); amortization of the actuarially determined liabilities using current interest and actuarial assumptions for certain life and accident and health business ($16.6 in 1993; $22.7 in 1992); amortization of premium allocated to long term debt using the interest method at current interest rates ($6.5 in 1993; $8.6 in 1992); and amortization of excess of purchase price over fair value of net assets acquired over 40 years ($21.2 in 1993; $28.3 in 1992). All other pro forma adjustments to pre-tax income resulting from purchase accounting amount to a net benefit of $3.2 in 1993 and $3.3 in 1992.

    (See Notes B and C of Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Financial Position for additional information.)

(3) Adjustment to eliminate The Travelers' equity in the income of Gulf Insurance Company and subsidiaries (subsidiaries of Primerica) and the related minority interest.

(4) Adjustment to reflect the income tax effects of (2) and (3) above.

(5) Income per share of Common Stock includes the effect of the issuance of approximately 86 million shares of Primerica Common Stock in connection with the acquisition as though they were outstanding since January 1, 1992. In addition, income per share of Common Stock includes the pro forma effect of the payment of preferred dividends as if Travelers Series A Preference Stock and Travelers Series B Preference Stock, which will be exchanged for Primerica Preferred Stock having substantially identical terms, had been outstanding since January 1, 1992.